UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2015

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2015, Intercontinental Exchange, Inc., a Delaware corporation (“ICE”), Red Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of ICE (“Merger Sub”), Interactive Data Holdings Corporation, a Delaware corporation (“Interactive Data”), and Igloo Manager Co-Invest, LLC, a Delaware limited liability company, solely in its capacity as agent and attorney-in-fact for the Interactive Data stockholders and optionholders (in such capacity, the “Equityholders’ Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which ICE would acquire Interactive Data through a merger of Merger Sub with and into Interactive Data, with Interactive Data surviving the merger as a wholly owned subsidiary of ICE (the “Merger”).

Under the terms of the Merger Agreement, ICE has agreed to pay aggregate consideration of (a) $3.65 billion in cash (which will be used to repay indebtedness of Interactive Data as well as pay cash merger consideration to Interactive Data’s equityholders) and (b) approximately 6.49 million shares of ICE common stock to be issued to Interactive Data’s equityholders (which has a value of $1.55 billion based on the 10-day volume weighted average price of ICE common stock on October 23, 2015). The number of shares to be issued pursuant to the Merger Agreement may be increased by up to approximately 2.16 million additional shares of ICE common stock in the event the price of ICE common stock at the closing of the Merger (such date, the “Closing Date”) is below $238.76 per share, based on the 10-day volume weighted average price of ICE common stock ending two trading days before the Closing Date. The cash consideration to be paid by ICE will be subject to adjustment for cash held by Interactive Data and Interactive Data’s working capital as of the Closing Date. ICE also will pay $86 million in cash for the value of certain tax benefits related to the Merger.

Completion of the Merger will be subject to the satisfaction or waiver of customary closing conditions, including the continued accuracy of representations and warranties, as well as the absence of any court or governmental order prohibiting completion of the Merger, the expiration of the waiting period under the Hart-Scott-Rodino Act and obtainment of approval from the Financial Conduct Authority in the United Kingdom. The consummation of the Merger is not subject to a financing condition.

The board of directors of each of ICE, Merger Sub and Interactive Data have determined that the Merger Agreement and the transactions provided for therein are advisable and in the best interests of ICE, Merger Sub and Interactive Data, respectively, and their respective stockholders, and approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement.

Following the execution of the Merger Agreement, Interactive Data delivered to ICE written consents executed by certain Interactive Data stockholders representing a majority of the outstanding voting power of Interactive Data, irrevocably and unconditionally approving and adopting the Merger Agreement and the Merger.

The Merger Agreement contains mutual customary representations and warranties of Interactive Data and ICE relating to their respective businesses, in each case generally subject to a material adverse effect qualifier. Additionally, the Merger Agreement provides for customary pre-closing covenants of Interactive Data, including the obligation to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain actions without ICE’s consent. ICE is also subject to certain limitations on its pre-closing conduct, including with respect to the payment of dividends (other than ICE’s regular quarterly dividend not to exceed $0.75 per share per quarter) and with respect to certain acquisitions or dispositions of, or changes to, its stock.

The Merger Agreement may be terminated at any time prior to the closing by mutual written consent of Interactive Data and ICE, and under certain other conditions, including in the event that the Merger is not consummated by April 26, 2016 (though such date may be extended for three months under certain circumstances).

Pursuant to the terms and subject to the conditions of the Merger Agreement, the ICE common stock to be issued in connection with the Merger will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption provided by Section 4(2) thereof. Contemporaneously with consummation of the Merger, ICE and certain of the Interactive Data stockholders have agreed to enter into a Registration Rights Agreement that will obligate ICE, on the terms and subject to the conditions set forth therein, to register the ICE common stock to be issued to such Interactive Data stockholders under the Securities Act.

Financing the Merger

ICE expects to fund the $3.65 billion cash portion of the consideration for the Merger with a combination of available cash and permanent financing, consisting of proceeds from the issuance of debt securities and commercial paper. However, there can be no assurance that the permanent financing will be completed. On October 26, 2015, ICE, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated entered into a financing commitment letter (the “Commitment Letter”) for a 364-day senior unsecured bridge facility in an aggregate principal amount of $3.65 billion (the “Bridge Facility”) for the purpose of providing back up financing for the cash consideration payable under the terms of the Merger Agreement if the permanent financing is not available. The funding of the Bridge Facility is subject to ICE’s compliance with customary terms and conditions precedent for such borrowing as set forth in the Commitment Letter including, among others, (i) the execution and delivery by ICE of definitive documentation consistent with the Commitment Letter, (ii) that the Merger shall have been, or substantially concurrently with the funding under the Bridge Facility shall be, consummated in accordance with the terms of the Merger Agreement, (iii) the absence of a material adverse effect on Interactive Data since June 30, 2015 and (iv) the absence of certain defaults or events of default.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and securityholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Interactive Data, ICE or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors or securityholders. Investors and securityholders should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Interactive Data, ICE, Merger Sub or any of their respective subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Accordingly, investors and securityholders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about ICE and its subsidiaries that ICE includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission (the “SEC”).

Item 3.02 Unregistered Sales of Equity Securities.

As described above, pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, Interactive Data stockholders and optionholders who are accredited investors as defined in Rule 501(a) promulgated under the Securities Act will receive shares of ICE common stock. Those shares of ICE common stock will be issued without registration under the Securities Act in reliance on the private offering exemption provided by Section 4(2) thereof. In relying on the exemption from registration provided by Section 4(2), ICE will rely on representations from each of the recipients of the securities that they are accredited investors as defined under Rule 501(a) of Regulation D under the Securities Act; that each of the recipients is acquiring the securities for investment purposes and not with a view to distribution; and that the securities will bear a legend restricting their further transfer or sale until they have been registered under the Securities Act or an exemption from registration thereunder is available.

The disclosure in Item 1.01 is incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss our future expectations or state other “forward-looking” information. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. ICE cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements include, but are not limited to, statements about the benefits of the Merger involving ICE and Interactive Data, including future financial results, ICE’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in ICE’s filings with the SEC. These risks and uncertainties include, without limitation, the following: the inability to close the Merger in a timely manner; the failure to satisfy conditions to completion of the Merger, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; the possibility that any of the anticipated benefits of the proposed transaction will not be realized; the risk that integration of Interactive Data’s operations with those of ICE will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the transaction on ICE’s or the combined company’s respective business relationships, operating results and business generally; the possibility that the anticipated synergies and cost savings of the Merger will not be realized, or will not be realized within the expected time period; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; general competitive, economic, political and market conditions and fluctuations; actions taken or conditions imposed by the United States and foreign governments or regulatory authorities; and adverse outcomes of pending or threatened litigation or government investigations. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of ICE, as described in ICE’s filings with the SEC that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in ICE’s Form 10–K for the fiscal year ended December 31, 2014, as filed with the SEC on February 5, 2015, and ICE’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, as filed with the SEC on May 5, 2015, August 5, 2015 and October 28, 2015, respectively. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except for any obligations to disclose material information under the Federal securities laws, ICE undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1          Agreement and Plan of Merger by and among Intercontinental Exchange, Inc., Red Merger Sub Inc., Interactive Data Holdings Corporation, and Igloo Manager Co-Invest, LLC, solely in its capacity as Interactive Data stockholders’ and optionholders’ agent and attorney-in-fact, dated October 26, 2015 (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: October 28, 2015	By:	/s/Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel